Revett Minerals Reports Operating and Financial Results for the Three Months Ended March 31, 2008

May 15, 2008 Revett Minerals Inc., Spokane Valley, Washington (TSX-RVM) (“Revett” or the “Company”) is pleased to report on its improving operating and financial performance for the three months ended March 31, 2008. All currency in this report is in United States dollars unless otherwise indicated

The major highlights for the quarter ended March 31, 2008, included:

  Troy (100% basis) achieved improved mill throughput averaging 3,332 tons per day compared to 2,309 tons per day during the three months ended December 31, 2007;
  Troy (100% basis) produced 2.1 million pounds of copper and 231,912 ounces of silver compared to 1.1 million pounds of copper and 127,352 ounces of silver for the three months ended December 31, 2007;
  Revett Minerals acquired the Kennecott term note leaving the consolidated company with only minimal non-royalty related fixed term debt, all of which relates to capital leases;
  For the three months ended March 31, 2008, the Company reported income from operations of $1.9 million compared to a loss from operations of $6.5 million for the three months ended December 31, 2007; and
  The Company reported net income of $1.4 million or $0.02 per share for the three months ended March 31, 2008 compared to a loss of $3.0 million or $0.04 per share for the three months ended December 31, 2007.

Bill Orchow, President and CEO of the Company, in commenting on the first quarter said “We are very pleased with the employees dedication in attaining continued production improvements which have had the added benefit of reducing our production costs on a metal produced basis. The management and staff at Troy are to be complemented for the efforts that they have made in improving the financial performance of the mine.”

CONSOLIDATED RESULTS

For the three months ended March 31, 2008, Revett reported a profit of $1.4 million or $0.02 per share on revenue of $12.0 million. This compared to a profit of $0.3 million or $0.00 per share during the three months ended March 31, 2007 on revenues of $10.7 million and a loss of $3.0 million or ($0.04) per share for the three months ended March 31, 2007 on revenues of $3.1 million.

Concentrate deliveries and sales during the three months ended March 31, 2008 consisted of 2.0 million pounds of payable copper and 183,735 ounces of payable silver compared to 2.7 million pounds of copper and 289,847 ounces of silver during the three months ended March 31, 2007.

During the first quarter of 2008, cost of sales was $8.3 million compared to $7.6 million in the first quarter of 2007. Operating costs were higher reflecting higher labor costs, higher materials and supplies (principally in the drill and blast activities), and higher property and state mining taxes. Depreciation and amortization in this current quarter was $0.4 million compared to $0.4 million in the first quarter of 2007. The Company uses the units-of-production method to depreciate the majority of Troy’s plant and equipment and therefore changes in throughput and ore reserves will result in corresponding adjustments to these expense items. The reclamation and remediation liability accretion expense was $0.2 million in the first quarter of 2008 and also $0.2 million in the first quarter of 2007.

Exploration and development costs totaled $0.4 million in the first quarter of 2008, compared to $0.5 million in the first quarter of 2007. The difference in exploration and development was largely a function of the timing of initiating Troy’s 2008 exploration program. General and administration costs were $1.0 million in the first quarter of 2008 compared to $1.0 million during the first quarter of 2007. Other income was an expense of $0.2 million during the first quarter of 2008 comprised almost entirely of a loss on foreign exchange. In the first quarter of 2007, other income was a loss of $0.02 million, reflecting a smaller change in the relative value of the Canadian dollar to the US dollar.

As a result net income before non controlling interest and taxes was $1.6 million for the first quarter of 2008 and $1.2 million for the first quarter of 2007. For the three months ended March 31, 2008, net income, after taxes and non controlling interests, was $1.4 million or $0.02 per share compared to net income of $0.3 million or $0.00 per share for the three month ended March 31, 2007.

On February 21, 2008, Revett Minerals acquired for face value Revett Silver’s loan obligation to Kennecott Montana Company, thereby, eliminating on a consolidated basis the majority of the Company’s debt obligations. The only remaining third part debt obligations are the capped Royal Gold production driven royalty expected to be retired within the next 12 to 18 months, depending production levels and metal prices, and $1.5 million in principal payments relating to certain capital lease obligations. At March 31, 2008, the Company’s cash and cash equivalents and short term investments, which consists of cash invested in fixed income securities, totaled $9.5 million compared to $18.0 million as at December 31, 2007. This use of cash was a mostly a function of acquiring the third party Kennecott note. At March 31, 2008 working capital had increased to $11.6 million from $10.2 million at December 31, 2007.

THE TROY MINE

The table below illustrates certain key operating statistics for Troy (100% basis) for the three months ended March 31, 2008, with a comparison to the three months ended March 31, 2007 and also to the fourth quarter of 2007.

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2008	March 31, 2007	December 31, 2007
Tons milled	299,863	350,180	212,425
Tons milled per day	3,332	3,891	2,309
Operating cost per ton	26.33	21.77	32.81
milled (USD)
Copper grade (pct)	0.41	0.54	0.31
Silver grade (opt)	0.87	1.15	0.68
Copper recovery (pct)	86.5	87.1	85.0
Silver recovery (pct)	89.0	88.9	88.7
Copper produced (lbs)	2,129,522	3,302,352	1,135,338
Silver produced (ozs)	231,912	359,134	127,352

The continuing improvement in mill throughput, along with the continued high prices for silver and copper are the two most significant factors affecting the Company’s first quarter operating and financial results. If production can continue at levels experienced in March and prices remain at or near current levels, Troy could generate positive cash flow for the rest of 2008. Also, the mine continues to work aggressively in implementing its safety and environmental programs and this performance has been excellent for the past eight months.

ABOUT REVETT

Revett, through its subsidiaries, owns both the Rock Creek Project and the Troy Mine both of which are located in northwest Montana. Based on the drilling to date, Rock Creek contains an estimated inferred resource of 137 million tons grading 1.67 ounces silver per ton and 0.72% copper, containing approximately 229 million ounces of silver and over 2 billion pounds of copper using a cut off grade of US $10.00 per ton. Further information on both the Troy Mine and the Rock Creek Project may be found in the National Instrument 43-101 reports at www.sedar.com. These reports were prepared on behalf of the Company by Mr. Jean-Francois Couture, P.Geo. and Mr. Ken Reipas, P.Eng. of SRK Consulting (Canada). Both Mr. Couture and Mr. Reipas are Qualified Persons in accordance with National Instrument 43-101. All of these issues are discussed in greater detail in the Company’s official filings at www.sedar.com.

William Orchow
President & CEO

For more information, please contact:

Scott Brunsdon, CFO or Doug Ward, VP Corporate Development at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain “forward–looking statements” within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to those with respect to the price of silver and copper, the estimation of mineral reserves and resources, the realization of mineral reserve estimates, the effect on the Company’s operations of pending or planned legal challenges, the timing and amount of estimated future production, industrial accidents, and costs of production, all involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, or “does not expect”, “is expected”, “is not expected”, “budget”, “plans”, “schedule”, “estimates”, “forecasts”, “intends”, “anticipates”, “or does not anticipate” or “believes” or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward looking statements are subject to known and known risks, uncertainties and other factors. Such other factors may include, among others, ground control problems and flooding, metallurgical recovery problems, ore grade or tonnage shortfalls, labor disruptions or shortages of skilled labor, risks relating to environmental laws and regulations, the actual results of exploration activities, actual results of current reclamation activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future metal prices, changes in the quantity and costs of producing copper concentrate as well as those factors discussed in the section entitled “Risk Factors” in the annual information form filed on SEDAR at www.sedar.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.

Revett Minerals Inc.
Consolidated Balance Sheets
at March 31, 2008 and December 31, 2007
(expressed in thousands of United States dollars except share and per share amounts)

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$8,538	$14,055
Short term investments	1,002	3,955
Accounts receivable	3,968	970
Income tax receivable	-	1,250
Concentrate settlement receivable	1,507	-
Inventories (note 3)	4,701	4,519
Prepaid expenses and deposits	563	498
Total current assets	20,279	25,247
Mineral property, plant, equipment and mine development (net) (note 4)	60,531	60,714
Restricted cash (note 5)	7,477	7,386
Other long term assets	1,232	1,264

Total assets	$89,519	$94,611

Liabilities and shareholders equity
Current liabilities
Trade accounts payable	$1,801	$1,985
Payroll liabilities	880	806
Income, property and mining taxes	1,497	1,161
Concentrate settlement payable	-	526
Other accrued liabilities	1,030	852
Current portion of long term debt	3,572	9,719
Total current liabilities	8,780	15,049

Long-term portion of debt (note 6)	1,011	1,784
Reclamation and remediation liability (note 9 (b))	7,036	7,141
Future income tax	7,974	8,391
Total liabilities	24,801	32,365

Non controlling interest	8,604	8,175

Shareholders' equity
Preferred stock, no par value, unlimited authorized,
nil issued and outstanding
Common stock, no par value unlimited authorized,
75,002,702 (2007- 74,295,702) shares issued and outstanding (note 7 (b))	56,871	56,315
Contributed surplus	1,636	1,556
Deficit	(2,393)	(3,800)
	56,114	54,071

Total liabilities and shareholders equity	$89,519	$94,611

See accompanying notes to interim consolidated financial statements.

Revett Minerals Inc.
Consolidated Statements of Operations
Three months ended March 31, 2008 and 2007
(expressed in thousands of United States dollars except share and per share amounts)
(unaudited)

	Three month period	Three month period
	ended March 31, 2008	ended March 31, 2007

Revenues	$12,034	$10,716
Expenses:
Cost of sales	8,278	7,550
Depreciation and amortization	392	386
Exploration and development	355	475
General & administrative	986	975
Accretion of reclamation and remediation liability	146	161
	10,157	9,547
Income from operations
	1,877	1,169

Other income (expenses):
Interest expense	(274)	(371)
Interest and other income	255	387
Foreign exchange (loss)	(216)	(33)
Total other income (expenses)	(235)	(17)

Net income before non controlling interest and taxes	1,642	1,152

Income tax recovery (expense)	426	(376)

Net income before non controlling interest	2,068	776

Non controlling interest	(661)	(475)

Net income for the period	$1,407	$301

Basic earnings per share	$0.02	$0.00

Diluted earnings per share	$0.02	$0.00

Weighed average number of shares outstanding	74,761,856	72,934,097

Weighted average number of diluted shares outstanding	75,071,221	73,509,069

Revett Minerals Inc.
Consolidated Statement of Cash Flow
Three months ended March 31, 2008 and 2007
(expressed in thousands of United States dollars except share and per share amounts)
(unaudited)

	Three month period	Three month period
	ended March 31, 2008	ended March 31, 2007
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income for the period	$1,407	$301
Adjustment to reconcile net income to net cash used by
operating activities
Depreciation and amortization	392	386
Accretion of reclamation and remediation liability	146	161
Foreign exchange loss	216	33
Stock based compensation	80	343
Loss on disposal of fixed assets	74	-
Future income tax expense (recovery)	(623)	376
Non controlling interest	661	475
Accrued interest from reclamation trust fund	(86)	(82)
Amortization of prepaid insurance premium	32	41
Change in fair value of derivative contracts	(2,033)	(3,974)
Changes in:
Accounts receivable	(2,998)	3,399
Income tax receivable	1,250
Inventory	(182)	(857))
Prepaid expenses and other	(65)	(370)
Accounts payable and accrued liabilities	404	(1,745)
Net cash used by operating activities	(1,325)	(1,513)

Cash flows from investing activities:
Proceeds (purchase) of short term investments	2,953	(479)
Other long term assets	(3)	42
Purchase of plant and equipment	(6)	(258)
Net cash provided (used) by investing activities	2,944	(695)

Cash flows from financing activities:
Proceeds form the issuance of common stock, net	-	1,327
Repayment of debt	(6,625)	(740)
Repayment of capital leases	(295)	(181)
Net cash from (used by) financing activities	(6,920)	406

Effects of foreign exchange on cash held
In foreign currencies	(216)	(33)

Net (decrease) increase in cash and cash equivalents	(5,517)	(1,835)
Cash and cash equivalents, beginning of period	14,055	19,862
Cash and cash equivalents, end of period	$8,538	$18,027

Supplementary cash flow information:
Cash paid for interest expense	$404	$545
Cash received for interest income	$374	$247
Common stock issued to acquire non controlling interest	$556	$-
Reduction of reclamation and remediation liability	$251	$1,021

Revett Minerals Inc.
Consolidated Statement of Shareholders’ Equity
Three months ended March 31, 2008 and year ended December 31, 2007
(expressed in thousands of United States dollars except share and per share amounts)
(unaudited)

	Common Shares		Contributed
	Shares	Amount	Surplus	Deficit	Total

Balance, December 31, 2006	71,904,088	$53,989	$816	$(4,671)	$50,134
Issued to acquire non controlling interest	1,097,999	999	-	-	999
Issued for cash on the exercise of share
purchase warrants	1,293,615	1,327	-	-	1,327
Stock-based compensation on options
granted	-	-	740		740
Net income for the year	-	-	-	871	871
Balance, December 31, 2007	74,295,702	$56,315	$1,556	$(3,800)	$54,071

Issued to acquire non controlling interest	707,000	556	-	-	556
Stock-based compensation on options
granted	-	-	80	-	80
Net income for the period				1,407	1,407
Balance, March31, 2008	75,002,702	$56,871	$1,636	$(2,393)	$56,114

See accompanying notes to interim consolidated financial statements.